                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                November 7, 1995
                                ----------------
                                 Date of Report
                       (Date of earliest event reported)


                       CHAMPION INTERNATIONAL CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



                                    NEW YORK
                                    --------
                 (State or other jurisdiction of incorporation)


                 1-3053                             13-1427390
     ---------------------------------       --------------------------------
         (Commission File Number)            (IRS Employer Identification No.)


               One Champion Plaza, Stamford, Connecticut    06921
               --------------------------------------------------
             (Address of principal executive offices)    (Zip Code)


                                 (203) 358-7000
                                 --------------
              (Registrant's telephone number, including area code)



                               Page 1 of 3 pages

ITEM 5.  Other Events

(a)  Recent Financing

      On November 10, 1995, the Registrant completed the sale of $200,000,000 aggregate principal amount of its 7.35% Debentures due November 1, 2025 (the "Debentures"). Net proceeds of approximately $197,154,000 will be applied to the payment at maturity of a portion of the Company's commercial paper and notes payable to banks.

      The Debentures were issued under an Indenture dated as of May 1, 1992 between the Registrant and Chemical Bank, as trustee.


                                    EXHIBITS

      1.1 Pricing Agreement, dated November 7, 1995, among the Registrant and Salomon Brothers Inc and Goldman, Sachs & Co., as representatives of the Underwriters named in Schedule I thereto, relating to the offer and sale of the Registrant's 7.35% Debentures due November 1, 2025

      4.1 Form of Debenture for the Registrant's 7.35% Debentures due November 1, 2025

      12   Statement re computation of ratios of earnings to fixed charges



                               Page 2 of 3 Pages

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934. the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 Champion International Corporation



                                 By:          /s/ Lawrence A. Fox
                                    ---------------------------------------
                                                Lawrence A. Fox
                                          Vice President and Secretary

Dated: November 10, 1995

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